                First Amendment to Securities Purchase Agreement

     THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment"), dated as of October 8, 2001, is made by and among Price Legacy Corporation, a Maryland corporation formerly known as Price Enterprises, Inc. (the "Company"), and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (each, a "Warburg Entity," and collectively, "Buyer").

                                    RECITALS

     WHEREAS, the Company and Buyer entered into a Securities Purchase Agreement dated as of March 21, 2001 (the "Agreement"); and

     WHEREAS, the Company and Buyer desire to amend certain terms and provisions of the Agreement as set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer amend the Agreement as follows:

     1. Relation to Agreement. Except as hereby amended, the Agreement shall continue in full force and effect.

     2. Capitalized Terms. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

     3. REIT Certification. Section 6.7 of the Agreement is hereby amended to read in its entirety as follows:

     From March 21, 2001 through October 7, 2001, each Warburg Entity shall not take any action, or fail to take any action, that would make any of the representations, certifications or warranties set forth in Exhibit G to the Agreement untrue. From and after October 8, 2001, each Warburg Entity shall not take any action, or fail to take any action, that would make any of the representations, certifications or warranties set forth in Exhibit A to this Amendment untrue.

     4. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Agreement, as set forth therein.

     5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.


                                       PRICE LEGACY CORPORATION

                                       By:       /s/ S. Eric Ottesen
                                          --------------------------------------
                                          Name:  S. Eric Ottesen
                                          Title: Senior Vice President

                                       WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                       By:  Warburg, Pincus & Co., its General
                                            Partner

                                       By:        /s/ Timothy J. Curt
                                          --------------------------------------
                                          Name:   Timothy J. Curt
                                          Title:  Partner

                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                       PARTNERS, I, C.V.

                                       By:  Warburg, Pincus & Co., its General
                                            Partner

                                       By:        /s/ Timothy J. Curt
                                          --------------------------------------
                                          Name:   Timothy J. Curt
                                          Title:  Partner

                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                       PARTNERS, II, C.V.

                                       By:  Warburg, Pincus & Co., its General
                                            Partner

                                       By:        /s/ Timothy J. Curt
                                          --------------------------------------
                                          Name:   Timothy J. Curt
                                          Title:  Partner

                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                       PARTNERS, III, C.V.

                                       By:  Warburg, Pincus & Co., its General
                                            Partner

                                       By:        /s/ Timothy J. Curt
                                          --------------------------------------
                                          Name:   Timothy J. Curt
                                          Title:  Partner

                                    Exhibit A
                                    ---------

                                 CERTIFICATE OF
                     WARBURG, PINCUS EQUITY PARTNERS, L.P.,
              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,
            WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V., AND
              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

     The undersigned hereby certifies that he is a duly appointed partner of Warburg, Pincus & Co., which is the general partner of each of the "Exempted Parties" (as defined below), and does further hereby certify, represent, warrant and agree that on behalf of Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (collectively, the "Exempted Parties" and individually, an "Exempted Party"), that:

     1. The Exempted Parties acknowledge their understanding that this certification is made to obtain an exception for the Exempted Parties to the ownership limit (the "Ownership Limit") set forth in Article TENTH, Paragraphs
(b)(1)a. and (b)(1)b. of the Amended and Restated Articles of Incorporation (the "Articles") of Price Enterprises, Inc., a Maryland corporation (the "Company"), and that the Ownership Limit is intended to assist the Company in satisfying the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

     2. Each of the Exempted Parties is an entity that is taxed for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. None of the Exempted Parties is an organization described in Sections 401(a), 501(c)(17), or 509(a) of the Code, or a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law.

     3. Except for the Exempted Parties, no person will "Actually Own," "Beneficially Own" and/or "Constructively Own" (as defined below) Company stock in excess of the Ownership Limit as a result of the Exempted Parties' acquisition of (i) up to 17,985,612 shares of 9% Series B Junior Convertible Preferred Stock of the Company (or the Common Stock of the Company into which such shares may be converted, the "Series B Preferred Shares"), (ii) warrants issued to the Exempted Parties to acquire up to 2,500,000 shares of Common Stock of the Company, $.0001 par value per share, at an exercise price of $8.25 per share (or the Common Stock of the Company for which such warrants may be exercised) (the "Common Shares"), and (iii) up to 5,000,000 shares of Common Stock of the Company, $.0001 par value per share (the "Additional Common Shares," and together with the Common Shares and the Series B Preferred Shares, the "Exempted Shares").

     4. Other than the Exempted Shares, none of the Exempted Parties do, or will, Actually, Beneficially or Constructively Own any capital stock of the Company.

     5. Except as described on Exhibit C attached hereto, none of the Exempted Parties Actually Own or Constructively Own, or will so own at any time during which this exemption is outstanding, an equity interest in any tenant of the Company or of any subsidiary of the Company. A current list of tenants of the Company and its subsidiaries is attached as Exhibit A and the Company will provide an updated list to the Exempted Parties from time to time. If at any time any one or more Exempted Parties expects to acquire or obtain Actual or Constructive Ownership of any stock, securities, or other ownership interest in any tenant of the Company (set forth on Exhibit A, as such exhibit may be updated by the Company from time to time) other than as set forth on Exhibit C (i) the Exempted Parties shall notify the Company in writing of such fact and provide the Company with such information as the Company may reasonably request in order to determine the effect, if any, on the Company's status as a REIT, and (ii) if the amount of rent received by the Company from such tenant and the tenants then set forth on Exhibit C is in the aggregate more than $500,000 per calendar year, such Exempted Party will either (a) obtain written consent from the Company, based upon the determination of the Board of Directors of the Company that such Actual or Constructive Ownership of such tenant could not adversely affect the Company's ability to qualify as a REIT, in which case Exhibit C will be amended to reflect such Ownership, or (b) if such written assurance is not obtained from the Company, dispose of that portion of its Exempted Shares that are in excess of the Ownership Limit prior to the time such Exempted Party acquires or obtains Actual or Constructive Ownership of an interest in such a tenant. For purposes of clause (ii)(a) of this Paragraph 5, by signing below the Company agrees to furnish such written consent to such Exempted Party if the Board of Directors of the Company determines that such Actual or Constructive Ownership of such tenant could not adversely affect the Company's ability to qualify as a REIT.

     6. The Exempted Parties agree that if, from time to time and for any reason, (i) any of the above certifications, representations, warranties or agreements is violated or any attempt is made to violate the same, then that portion of the shares of capital stock of the Company Actually, Beneficially and/or Constructively Owned by the Exempted Parties (including, without limitation, the Exempted Shares) that causes or would cause the Exempted Parties (or any of them) to violate the above certifications, representations, warranties and agreements (rounded up to the nearest whole share) shall be subject to the remedies set forth in the Articles, including, without limitation, the transfer of such shares of capital stock to a trust in accordance with Section (b)(2) of Article TENTH of the Articles (or any successor provision of similar import), or (ii) the ownership of the Exempted Shares violates Section (b)(1)c. of Article TENTH of the Articles, then that portion of the Exempted Shares that otherwise would cause the Exempted Parties to violate Section (b)(1)c. of Article TENTH of the Articles (rounded up to the nearest whole share) shall be subject to the remedies set forth in the Company's Articles, including, without limitation, the transfer of the Exempted Shares to a trust in accordance with Section (b)(2) of Article TENTH of the Articles (or any successor provision of similar import).

     7. The undersigned is authorized to make the certifications, representations, warranties and agreements set forth herein on behalf of the Exempted Parties.

     8. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Exhibit B.

     9. With respect to all periods from and after October 8, 2001, this Certificate replaces and supercedes in its entirety the certificate on the same subject matter dated September 18, 2001 and signed by the undersigned.

                  [Remainder of Page Intentionally Left Blank]

Dated:  ____________________
                                         WARBURG, PINCUS EQUITY PARTNERS, L.P.
                                         WARBURG, PINCUS NETHERLANDS
                                         EQUITY PARTNERS i, C.V.
                                         WARBURG, PINCUS NETHERLANDS
                                         EQUITY PARTNERS ii, C.V.
                                         WARBURG, PINCUS NETHERLANDS
                                         EQUITY PARTNERS iii, C.V.

                                         By:   Warburg, Pincus & Co.,
                                               General Partner


                                         __________________________________
                                         Name:_____________________________
                                         Title:____________________________


ACKNOWLEDGED AND AGREED TO
FOR PURPOSES OF CLAUSE (ii)(a)
OF PARAGRAPH 5 ONLY:

PRICE ENTERPRISES, INC.


By:__________________________
   Name:_____________________
   Title:____________________

                                    Exhibit A
                               to the Certificate

                                    Exhibit B
                               to the Certificate

     "Actual Owner" : the term "Actual Owner" with respect to shares of Company stock refers to the person who is required to include in gross income on his, her or its federal income tax return the dividends paid (or deemed paid under the Internal Revenue Code of 1986, as amended (the "Code")) with respect to such stock. The terms "Actual Ownership," "Actually Owning" and "Actually Own" shall have the correlative meanings.

     "Beneficial Owner": the term "Beneficial Owner" with respect to shares of Company stock refers to each person who is a constructive owner of such stock determined under the rules of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code. Generally, these rules provide the following:

     (a) stock owned actually or constructively by or for a corporation, partnership, limited liability company, estate, or trust shall be considered as being owned proportionately by its shareholders, partners, members, or beneficiaries;

     (b) an individual shall be considered as owning the stock owned, actually or constructively by or for his family - for purposes of this subparagraph (b) the family of an individual includes only his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants;

     (c) if any person has an option to acquire stock, such stock shall be considered as owned by such person;

     (d) stock constructively owned by a person by reason of the application of subparagraphs (a) or (c) shall, for purposes of applying subparagraph (a) or
(b), be treated as actually owned by such person; but stock constructively owned by an individual by reason of the application of subparagraph (b)shall not be treated as owned by him for purposes of again applying such subparagraph in order to make another the constructive owner of such stock;

     (e) if stock may be considered as owned by an individual under either subparagraph (b) or (c) it shall be considered as owned by him under subparagraph (c); and

     (f) outstanding securities convertible into stock (whether or not convertible during the taxable year) shall be considered as outstanding stock.

     Subparagraphs (b), (c) and (f) shall only be applied to the extent the effect is to cause five or fewer individuals (as defined in the Code) to be the Actual or Beneficial Owner of more than fifty percent (50%) (by value or by number of shares, whichever is more restrictive) of the Company's outstanding stock during the last half of any of its taxable years. The terms "Beneficial Ownership," "Beneficially Own," and "Beneficially Owning" shall have the correlative meanings.

     "Constructive Owner": the term "Constructive Owner" with respect to shares of Company stock refers to each person who is a constructive owner of such stock determined under the rules of section 318 of the Code, as modified by section 856(d)(5) of the Code. Generally, these rules provide the following:

     (a) an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;

     (b) an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company, or estate is considered as owned proportionately by its partners or beneficiaries;

     (c) an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a "grantor trust" the Ownership Interest will be considered as owned by the grantors);

     (d) if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

     (e) an Ownership Interest that is owned, actually or constructively, by or for a partner of a partnership, member of a limited liability company, or a beneficiary of an estate or trust shall be considered as owned by the partnership, estate, or trust; provided, however, that the rule described in this subparagraph (e) shall be applied in the case of a partnership (or a limited liability company treated as a partnership for federal income tax purposes) by taking into account only partners (or members of such a limited liability company) who own (actually or constructively) twenty-five percent (25%) or more of the capital interest, or the profits interest, in the partnership (or the limited liability company, as the case may be);

     (f) if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person;

     (g) if any person has an option to acquire an Ownership Interest, such Ownership Interest shall be considered as owned by such person;

     (h) an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in subparagraphs (a) through
(g) above shall, for purposes of applying subparagraphs (a) through (g), be considered as actually owned by such person provided, however, that: (i) an Ownership Interest Constructively owned by an individual by reason of subparagraph (a) shall not be considered as owned by him for purposes of again applying subparagraph (a) in order to make another the constructive owner of such Ownership Interest; (ii) an Ownership Interest Constructively owned by a partnership, limited liability company, estate, trust, or corporation by reason of the application of subparagraphs (e) or (f) shall not be considered as owned by it for purposes of applying subparagraphs (b), (c), or (d) in order to make another the constructive owner of such Ownership Interest; (iii) if an Ownership Interest may be considered as owned by an individual under subparagraphs (a) or
(g), it shall be considered as owned by him under subparagraph (g); and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any shareholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is Constructively owned by any person.

     The terms "Constructive Ownership," "Constructively Own," and "Constructively Owning" shall have the correlative meanings.

     For purposes of the above summary of the constructive ownership rules, the term "Ownership Interest" means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

                                    Exhibit C
                               to the Certificate



                                      None.